UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014

HORIZON LINES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On August 15, 2014, Horizon Lines, Inc. (the “Company”) approved agreements to amend certain outstanding Restricted Stock Unit Agreements granted under the Company’s 2012 Incentive Compensation Plan, including those Restricted Stock Unit Agreements with the Company’s (i) Non-Employee Directors and (ii) Principal Executive Officer, Principal Financial Officer and its other Executive Officers (collectively, the “Amended RSU Agreements”).

The Restricted Stock Unit Agreements are to be amended to provide that vested restricted stock units will be settled solely with the delivery of cash. For further details concerning the Amended RSU Agreements, please see the full text of the forms of the Amended RSU Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Amendment to Restricted Stock Unit Agreement with Non-Employee Directors

10.2	Form of Amendment to Restricted Stock Unit Agreement with Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.
(Registrant)

Date: August 21, 2014	By:	/s/ Michael T. Avara
Michael T. Avara
Executive Vice President
and Chief Financial Officer

Exhibit Index

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Amendment to Restricted Stock Unit Agreement with Non-Employee Directors

10.2	Form of Amendment to Restricted Stock Unit Agreement with Executive Officers